UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2020

Medley Capital Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
1-35040	(State or other jurisdiction of incorporation)	27-4576073
(Commission File Number)		(I.R.S. Employer Identification No.)
280 Park Avenue, 6th Floor East
New York, NY 10017
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 759-0777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MCC	The New York Stock Exchange
6.500% Notes due 2021	MCX	The New York Stock Exchange
6.125% Notes due 2023	MCV	The New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 30, 2020, Medley Capital Corporation (the "Company") held its 2020 Annual Meeting of Stockholders (the "Annual Meeting"). The following three proposals were voted on at the meeting: (1) the election of Mr. Brook Taube, Ms. Karin Hirtler-Garvey and Mr. Lowell Robinson as Class III directors to serve until the Company's 2023 Annual Meeting of Stockholders or until his or her respective successor is duly elected and qualified; (2) the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm the fiscal year ending September 30, 2020; and (3) to grant discretionary authority to the board of directors of the Company (the “Board”) to amend the Company’s Certificate of Incorporation to effect a reverse stock split of its common stock of 1-20 and with the reverse stock split to be effective at such time and date, if at all, as determined by the Board, but not later than 60 days after stockholder approval thereof and, if and when the reverse stock split is effected, reduce the number of authorized shares of common stock by the approved reverse stock split ratio.

Stockholders of record at the close of business on May 11, 2020 were entitled to vote at the Annual Meeting. As of May 11, 2020, there were 54,474,211 shares of common stock outstanding and entitled to vote. A quorum consisting of 41,643,052 shares of common stock of the Company were present of represented by proxy at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. All of the proposals were approved by the requisite vote.

Proposal 1. The election of Mr. Brook Taube, Ms. Karin Hirtler-Garvey and Mr. Lowell W. Robinson as Class III directors to serve until the Company's 2023 Annual Meeting of Stockholders or until his or her respective successor is duly elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brook Taube	20,883,113	9,648,522	11,111,417
Karin Hirtler-Garvey	21,914,211	8,617,424	11,111,417
Lowell W. Robinson	22,827,481	7,704,154	11,111,417

Proposal 2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm the fiscal year ending September 30, 2020:

Votes For	Votes Withheld	Abstentions
39,582,079	1,635,710	425,263

Proposal 3. To grant discretionary authority to the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of its common stock of 1-20 and with the reverse stock split to be effective at such time and date, if at all, as determined by the Board, but not later than 60 days after stockholder approval thereof and, if and when the reverse stock split is effected, reduce the number of authorized shares of common stock by the approved reverse stock split ratio:

Votes For	Votes Withheld	Abstentions
37,601,660	3,686,863	354,525

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2020		MEDLEY CAPITAL CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer